SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report:  February 21, 1997




                      SISKON GOLD CORPORATION






  CALIFORNIA                    0-19502               68-0254824
(State or other               (Commission         (I.R.S. Employer
Jurisdiction of                File Number)       Identification No.)
Incorporation)





     350 CROWN POINT CIRCLE, SUITE 100, GRASS VALLEY, CA 95945
          (Address of principal executive offices)     (Zip Code)




Registrant's telephone number, including area code:  (916) 273-4311

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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     On February 18, 1997, the Company issued an aggregate principal amount of $450,000 in a new series of 8% convertible debentures (the "Debentures") due February 1, 1999. The Debentures were issued in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, provided for in Regulation S promulgated thereunder. The Debentures were offered and sold in an "offshore" transaction to qualified persons who were not "U.S. Persons," as defined in Regulation S.

     At the option of the holder, the principal and accrued interest of the Debentures is convertible into shares of the Company's Class A Common Stock on or after forty five (45) days from the date of issuance, February 18, 1997. The conversion price of the Debentures is equal to the lesser of seventy five percent (75%) of the average closing bid price of the Company's Class A Common Stock over a five (5) day trading period preceding the date of issuance, February 18, 1997, or the date the holder elects to convert. In addition, the Debentures will automatically convert into shares of the Company's Class A Common Stock on the due date, February 1, 1999.

     The sale of Debentures in this transaction is unrelated to the Company's previous sale of debentures, as disclosed in the Company's quarterly report on Form 10-QSB for the period ended September 30, 1996. The Company closed that previous offering after receiving the aggregate principal amount of $500,000.


Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.   Not Applicable

(b)  Pro forma financial information.    Not Applicable

(c)  Exhibits.

     4.1  Form of 8% Convertible Debenture due February 1, 1999

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Siskon Gold Corporation


                                   TIMOTHY A. CALLAWAY
Dated: February 21, 1997           ____________________________
                                   Timothy A. Callaway
                                   President & CEO and
                                   Chairman of the Board